UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2023

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100

Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed on Current Report on Form 8-K filed on March 7, 2023, March 8, 2023, March 10, 2023, April 7, 2023, and April 27, 2023, American Battery Technology Company (the “Company”) and LiNiCo Corporation (“LiNiCo”) entered into an asset purchase agreement and membership interest purchase agreement, including the amendments thereto, and a pre-closing lease (collectively referred herein as the “Agreements”) for the purchase and lease of a commercial recycling facility in the Tahoe-Reno Industrial Center located at 2500 Peru Drive, McCarran, Nevada (the “Recycling Facility”) and the purchase of related industrial equipment.

On May 12, 2023, the Company entered into the First Amendment to Second Amended and Restated Membership Interest Purchase Agreement (the “Amendment”), which amended the Agreements, for the purchase of the Recycling Facility. Under the Amendment, the $3.0 million payment due to LiNiCo under the Agreements on May 12, 2023, was modified to require the Company to deliver $1 million on or before May 12, 2023, to deliver the remaining $2 million on or before May 26, 2023, and required the Company to deliver an additional 1 million shares of the Company to LiNiCo, resulting in the Company issuing a total of 11 million shares of common stock as part of the purchase price under the Agreements and Amendment.

The Company agreed to register the shares received as consideration for resale by an affiliate of LiNiCo and the acquisition transaction is expected to close once such selling stockholder has received net cash proceeds of at least $6.6 million from the sale of such shares. The Company’s issuance of such shares was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the recipient of such shares, including that such recipient is an “accredited investor” (as defined under the Securities Act) and will resell such securities only if registered under the Securities Act or pursuant to an applicable exemption from registration requirements.

On May 12, 2023, contemporaneously with the Amendment, the Company entered into a separate contingent sales-leaseback arrangement embodied in the Purchase and Sale Agreement (the “Sale-Leaseback”) with Bow River Capital RE III LLC to purchase the property for an aggregate purchase price of $15.0 million, where the Company has the ability to repurchase the Property for $15.0 million plus escalation within 5 years, and lease back the property to the Company for approximately $1.4 million per year for 15 years, subject to the parties’ further agreement related to lease terms, the buyer’s due diligence, and Company’s successful consummation of the Amendment and successfully acquire fee simple title to the property.

The foregoing description of the Agreements, the Amendment, and the Sale-Leaseback are qualified in its entirety by the Agreements, the Amendment, and the Sale-Leaseback, a copy of which will be filed as exhibits to the Company’s annual report on Form 10-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report is incorporated by reference herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: May 17, 2023	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer

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